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                                    EXHIBIT A

                          AGREEMENT AS TO JOINT FILING

      Pursuant to Regulation Section 240.13d-1(f)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D Amendment relating to Cone Mills Corporation is being filed on behalf of each of the undersigned.


      /s/ Marc H. Kozberg
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Marc H. Kozberg

      /s/ Demetre Nicoloff
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Dr. Demetre Nicoloff

      /s/ Edward S. Adams
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Edward S. Adams

      /s/ Robert H. Paymar
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Robert H. Paymar

      /s/ Timothy R. Duoos
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Timothy R. Duoos

      /s/ Ardelle Nicoloff
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Ardelle Nicoloff

      /s/ Richard Fizgerald
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Richard Fitzgerald

      /s/ Charles Barry
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Charles Barry

      /s/ Melanie Barry
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Melanie Barry

      /s/ Marvin W. Goldstein
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Marvin W. Goldstein

      /s/ Robert C. Klas, Sr.
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Robert C. Klas, Sr.

THE TEMPLE COMPANY, L.L.P.

By:   /s/ Charles Barry
   ---------------------------------------
      Charles Barry, a partner

CHARMEL LIMITED PARTNERSHIP

By:   Charmel Enterprises, Inc.

      By:   /s/ Charles Barry
         ---------------------------------
            Charles Barry, President

CHARMEL ENTERPRISES, INC.

By:   /s/ Charles Barry
   ---------------------------------------
      Charles Barry, President

NICOLOFF PROPERTIES PARTNERSHIP

By:   /s/ Ardelle Nicoloff
   ---------------------------------------
      Ardelle Nicoloff, general partner

VIRTUALFUND.COM, INC.

By:   /s/ Timothy R. Duoos
   ---------------------------------------
      Timothy R. Duoos, Chairman